UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 28, 2007
Reynolds American Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 North Main Street
Winston-Salem, North Carolina 27101
(Address of Principal Executive Offices) (Zip Code)
336-741-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     On June 28, 2007, Reynolds American Inc. (“RAI”) entered into a Fifth Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, Citigroup Global Markets Inc., as Syndication Agent, General Electric Capital Corporation, Lehman Commercial Paper Inc. and Mizuho Corporate Bank Ltd., as Documentation Agents, Morgan Stanley Senior Funding, Inc., as Co-Documentation Agent, J.P. Morgan Securities Inc. and CitiGroup Global Markets Inc., as Joint Lead Arrangers and Joint Bookrunners, and the various lending institutions party thereto (the “New Credit Agreement”). The New Credit Agreement amends and restates RAI’s Fourth Amended and Restated Credit Agreement, dated as of May 31, 2006 (the “Prior Credit Agreement”). The New Credit Agreement provides for a five-year, $550 million senior secured revolving credit facility (which may be increased to $900 million at the discretion of the lenders upon the request of RAI). The Prior Credit Agreement provided for a five-year, $550 million senior secured revolving credit facility (which could be increased to $800 million at the discretion of the lenders upon the request of RAI) and a six-year, $1.55 billion senior secured term loan. On June 21, 2007, RAI pre-paid in full the $1.54 billion principal amount outstanding under such term loan, plus accrued interest thereon.
     The New Credit Agreement contains restrictive covenants that limit RAI’s and its subsidiaries’ ability to pay dividends and repurchase stock, make investments, prepay certain indebtedness, incur indebtedness, engage in transactions with affiliates, create liens, acquire, sell or dispose of specific assets and engage in specified mergers or consolidations, which covenants are generally less restrictive than those contained in the Prior Credit Agreement. These covenants in the New Credit Agreement are subject to a number of qualifications and exceptions. In addition, the cost to RAI of borrowings under the New Credit Agreement is less than that under the Prior Credit Agreement, and the maturity date of the New Credit Agreement is June 28, 2012 (which date may be extended in two separate one year increments) as compared to the maturity date of the revolving credit facility under the Prior Credit Agreement of May 31, 2011 (with no provisions for extension). Other than with respect to restrictive covenants, the amount by which the revolving credit facility may be increased, the cost of borrowings and the maturity date, all as discussed above, the terms and conditions of the New Credit Agreement are similar to those of the Prior Credit Agreement.
     The New Credit Agreement contains customary events of default, including upon a change in control (as defined therein), that could result in the acceleration of all amounts and cancellation of all commitments outstanding under the New Credit Agreement.
     RAI is able to use the revolving credit facility under the New Credit Agreement for borrowings and issuances of letters of credit at its option. Issuances of letters of credit reduce availability under such revolving credit facility. There currently are no borrowings, and $24 million of letters of credit outstanding, under the New Credit Agreement.
     Under the terms of the New Credit Agreement, RAI is required to pay a commitment fee of between 0.25% and 1.0% (based on the facility’s credit ratings) per annum on the unused portion of the revolving credit facility thereunder, which reflects a cost savings of up to 0.5% (based on facility credit rating levels) as compared to the revolving credit facility under the Prior Credit Agreement.
     Borrowings under the New Credit Agreement bear interest, at the option of RAI, at a rate equal to an applicable margin plus:
•	the reference rate, which is the higher of (1) the federal funds effective rate from time to time plus 0.5% and (2) the prime rate; or

•	the eurodollar rate, which is the rate at which eurodollar deposits for one, two, three or six months are offered in the interbank eurodollar market.
     The initial applicable margin under the New Credit Agreement is 0.25% with respect to reference rate loans and 1.25% with respect to eurodollar loans. These rates are subject to adjustment based upon the credit ratings assigned to the New Credit Agreement. Overdue principal and, to the extent permitted by law, overdue interest, outstanding under the revolving credit facility under the New Credit Agreement bear interest at a rate equal to the rate then in effect with respect to such borrowings, plus 2.0% per annum.
     Certain of RAI’s subsidiaries, including its material domestic subsidiaries (all such subsidiaries, the “Guarantors”), and JPMorgan Chase Bank, N.A. as Administrative Agent, entered into a Sixth Amended and Restated

Subsidiary Guaranty, dated as of June 28, 2007 (the “Subsidiary Guaranty”), pursuant to which the Guarantors guaranteed RAI’s obligations under the New Credit Agreement.
     Pursuant to the Third Amended and Restated Pledge Agreement, dated as of June 28, 2007, among RAI, the Guarantors, as pledgors, and JPMorgan Chase Bank, N.A., as Collateral Agent and Pledgee (the “Pledge Agreement”), and the Third Amended and Restated Security Agreement, dated as of June 28, 2007, among RAI, the Guarantors, as assignors, and JPMorgan Chase Bank, N.A., as Collateral Agent and Assignee (the “Security Agreement”), RAI pledged substantially all of its assets, including the stock of its direct subsidiaries, to secure its obligations under the New Credit Agreement. In addition, pursuant to these agreements, the Guarantors have pledged substantially all of their assets to secure their guarantees of RAI’s obligations under the New Credit Agreement (including the stock, indebtedness and other obligations held by or owing to such guarantor of a subsidiary, other than for R.J. Reynolds Tobacco Holdings, Inc. and its direct and indirect subsidiary guarantors, which pledge is limited to the stock of R.J. Reynolds Tobacco Holdings, Inc.’s direct, wholly owned subsidiary, R. J. Reynolds Tobacco Company); provided, however, that RAI’s direct, wholly owned subsidiaries, Lane, Limited and Santa Fe Natural Tobacco Company, Inc., pledged substantially all of their personal property, but no real property. Pursuant to these agreements, certain assets of RAI and certain of the Guarantors are also pledged to secure the obligations of these entities under outstanding senior secured notes of RAI issued under RAI’s indenture dated May 31, 2006.
     Under the terms of the New Credit Agreement, at such time, if any, as RAI has obtained a corporate rating of investment grade (with not worse than stable outlooks) from each of Moody’s Investors Service, Inc. and Standard & Poor’s, a division of The McGraw Hill Companies, Inc., the security for the New Credit Agreement will, generally, be released automatically and the obligations thereunder will become unsecured.
     Pursuant to the New Credit Agreement, in the event of RAI’s exposure under any hedging arrangement with a lender under the New Credit Agreement (or any affiliate of such lender), RAI’s obligations with respect to such hedging arrangement will be guaranteed by the same entities and secured by the same assets as under the New Credit Agreement and related documents.
     The various agents under the New Credit Agreement, or their affiliates, are lenders under such agreement. In addition, certain of these agents, or their affiliates, have from time to time performed, and may in the future perform, various investment banking, financial advisory, commercial banking and/or other services for RAI for which they have been paid, or will be paid, customary fees.
     The New Credit Agreement, Pledge Agreement, Security Agreement and Subsidiary Guaranty related thereto are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. This summary of the provisions of these exhibits is qualified in its entirety by reference to such exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off Balance-Sheet Arrangement of a Registrant.
     The disclosure set forth in Item 1.01 above is hereby incorporated by reference in response to this Item 2.03.

Item 9.01.	Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of June 28, 2007, among Reynolds American Inc., the agents and other parties named therein, and the lending institutions listed from time to time on Annex I thereto.

10.2	Third Amended and Restated Pledge Agreement, dated as of June 28, 2007, among Reynolds American Inc., certain of its subsidiaries as pledgors and JPMorgan Chase Bank, N.A. as collateral agent and pledgee.

10.3	Third Amended and Restated Security Agreement, dated as of June 28, 2007, among Reynolds American Inc., certain of its subsidiaries as assignors and JPMorgan Chase Bank, N.A. as collateral agent and assignee.

10.4	Sixth Amended and Restated Subsidiary Guaranty, dated as of June 28, 2007, among certain of the subsidiaries of Reynolds American Inc. as guarantors and JPMorgan Chase Bank, N.A. as administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 2, 2007
REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amended and Restated Credit Agreement, dated as of June 28, 2007, among Reynolds American Inc., the agents and other parties named therein, and the lending institutions listed from time to time on Annex I thereto.

10.2	Third Amended and Restated Pledge Agreement, dated as of June 28, 2007, among Reynolds American Inc., certain of its subsidiaries as pledgors and JPMorgan Chase Bank, N.A. as collateral agent and pledgee.

10.3	Third Amended and Restated Security Agreement, dated as of June 28, 2007, among Reynolds American Inc., certain of its subsidiaries as assignors and JPMorgan Chase Bank, N.A. as collateral agent and assignee.

10.4	Sixth Amended and Restated Subsidiary Guaranty, dated as of June 28, 2007, among certain of the subsidiaries of Reynolds American Inc. as guarantors and JPMorgan Chase Bank, N.A. as administrative agent.